EXHIBIT 10.1



                                                [Conformed]

          AMENDMENT NUMBER THREE, dated as of July 20, 1994 ("Amendment") to the Amended and Restated Revolving Credit Agreement dated as of January 28, 1993, as amended and restated as of July 20, 1993, as amended by Amendment Number One, dated as of October 26, 1993 and Amendment Number Two dated as of December 31, 1993 and as amended hereby (the "Credit Agreement"), among CINCINNATI MILACRON INC., a Delaware corporation (the "Borrower"), the lenders listed on Schedule
2.1 thereto (each a "Lender" and collectively, the "Lenders") and BANKERS TRUST COMPANY, a New York banking corporation ("BTCo"), as a Lender and as agent and collateral agent for the Lenders (in such capacity, including its successors and permitted assigns, the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          WHEREAS, the Borrower has requested that the Agent and the Lenders amend certain provisions of the Credit
Agreement;

          WHEREAS, the Agent and the Lenders have considered and agreed to the Borrower's requests, upon the terms and conditions set forth in this Amendment;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   SECTION ONE - AMENDMENTS.

          The Credit Agreement is amended as hereinafter provided in this Section ONE, effective as of July 20, 1994
(the "Amendment Effective Date").

          1.1.  Amendment to Section 1 (Definitions) of the
Credit Agreement

          (a) Section 1.1 shall be amended by adding the following new definitions in appropriate alphabetical order:

     "Amendment No. 3" shall mean Amendment Number Three dated as of July 20, 1994 to this Agreement."

          (b)  Section 1.1 shall be further amended as follows:
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     "Applicable Borrowing Margin" shall be amended by deleting the definition in its entirety and replacing it with the following:

     "'Applicable Borrowing Margin' shall mean

          (a) with respect to Eurodollar Loans, if the ratio of Consolidated Total Indebtedness to the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Tangible Net Worth, as evidenced by the compliance certificate of the Borrower from the preceding quarter, is
     (x) greater than or equal to 65.0%, 1.25% per annum, (y) is less than 65.0% but greater than or equal to 60.0%, 1.00% per annum, (z) is less than 60.0% but greater than or equal to 50.0%, .925% per annum, (xx) is less than 50.0% but greater than or equal to 45.0%, .75% per annum,
     (yy) is less than 45.0% but greater than or equal to 40.0%, .40% per annum and (zz) is less than 40.0%, .35% per annum; and

          (b) with respect to Fixed CD Rate Loans, if the ratio of Consolidated Total Indebtedness to the sum of (i) Con-solidated Total Indebtedness plus (ii) Consolidated Tangible Net Worth, as evidenced by the compliance certificate of the Borrower from the preceding quarter, is
     (x) greater than or equal to 65.0%, 1.375% per annum, (y) is less than 65.0% but greater than or equal to 60.0%, 1.125% per annum, (z) is less than 60.0% but greater than or equal to 50.0%, 1.05% per annum, (xx) is less than 50.0% but greater than or equal to 45.0%, .875% per annum,
     (yy) is less than 45.0% but greater than or equal to 40.0%, .525% per annum and (zz) is less than 40.0%, .475%
     per annum."

          "Applicable Fee Percentage" shall be amended by deleting the definition thereof in its entirety and replacing it with the following:

     "'Applicable Fee Percentage' shall mean, with respect to the Facility Fee as defined in Section 2.13, if the ratio of Consolidated Total Indebtedness to the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Tangible Net Worth, as evidenced by the compliance certificate of the Borrower from the preceding quarter, is
     (x) greater than or equal to 65.0%, .50% per annum, (y) is less than 65.0% but greater than or equal to 60.0%, .50% per annum, (z) is less than 60.0% but greater than or equal to 50.0%, .45% per annum, (xx) is less than 50.0% but greater than or equal to 45.0%, .375% per annum, (yy) is less than 45.0% but greater than or equal to 40.0%, .25% per annum and (zz) is less than 40.0%, .20% per annum."
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          "Final Maturity Date" shall be amended by deleting
the definition thereof and replacing it with the following:

     "'Final Maturity Date' means July 20, 1996 unless such date is extended for one year; provided, however, that the Borrower gives the Agent written notice no later than July 20, 1995 of its desire to extend the Maturity Date, which extension shall be subject to the consent of each Lender (other than a Defaulting Lender)".

          1.2  Amendment to Section 2 (Amount and Terms of
Loans) of the Credit Agreement

          Section 2.13 shall be amended by deleting the words
"based on the ratings of the Long Term Debt Issue from S&P and Moody's,".

          A new Section 2.16 shall be added as follows:

          "2.16       Certain Computations

          All interest, fees and other amounts accruing under this Agreement on or prior to, or determined in respect of any day accruing on or prior to, July 20, 1994 shall be computed and determined as provided in this Agreement before giving effect to Amendment No. 3."

           1.3 Amendment to Section 5 (Affirmative Covenants) to the Credit Agreement

     Section 5.11 shall be amended to read as follows: "The Borrower shall maintain, at all times, a ratio of Consolidated Total Indebtedness to the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Tangible Net Worth not to exceed (x) 69% during the period ending March 24, 1995, (y) 62.5% for the period commencing on March 25, 1995 and ending on June 16, 1995, (z) 60.0% for the period commencing on June 17, 1995 and ending October 6, 1995, (xx) 57.5% for the period commencing October 7, 1995 and ending March 23, 1996 and (yy) 55.0% thereafter".

          1.4 Amendment to Section 6 (Negative Covenants) of the Credit Agreement

          Section 6.4 shall be amended by inserting after the words "or the issuance of Securities" the words "and also excluding redemptions and purchases of indebtedness for money borrowed or Capital Leases related to the plants of the Borrower or its affiliates located at Fountain Inn and Greenwood, South Carolina in an aggregate amount not to exceed $18,000,000".
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         SECTION TWO - REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement, as amended hereby, and all such representations and warranties are true and correct in all material respects as of the date hereof. The Borrower further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and each Lender that:

          (a) The Borrower has the corporate power, authority and legal right to execute, deliver and perform this Amendment and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment;

          (b)  No consent of any person other than the
Requisite Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

          (c) This Amendment has been duly executed and delivered on behalf of the Borrower by a duly authorized officer of the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor's rights generally; and

          (d) The execution, delivery and performance of this Amendment will not violate any requirement of law or contractual obligation of the Borrower.

                SECTION THREE - MISCELLANEOUS.

          (a) Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          (b) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the Amendment Effective Date, and as the same may at any time be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.
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          (c)  This Amendment may be executed by the parties
hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

          (d)  THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

          (e) This Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                              CINCINNATI MILACRON INC.


                              By:  /s/ K. W. Mueller
                                   Name: K. W. Mueller
                                   Title:  Treasurer


                              BANKERS TRUST COMPANY, as a
                                Lender and as Agent


                              By:  /s/ Edward G. Bennett
                                   Name:  Edward G. Bennett
                                   Title:  Vice President


                              CREDIT LYONNAIS CHICAGO
                               BRANCH, as a Lender


                              By:  /s/ Mary Ann Clemm
                                   Name:  Mary Ann Klemm
                                   Title:  Vice President


                              MIDLAND BANK plc, NEW YORK
                               BRANCH, as a Lender


                              By:  /s/ Patricia E. Apelian
                                   Name:  Patricia E. Apelian
                                   Title:  Director


                              MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, as a Lender


                              By:  /s/ Timothy S. Broadbent
                                   Name:  Timothy S. Broadbent
                                   Title:  Vice President


                              NATIONSBANK OF NORTH CAROLINA,
                                N.A., as a Lender
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                              By:  /s/ Jay Johnston________
                                   Name:  Jay Johnston
                                   Title:  Vice President


                              NBD BANK, N.A., as a Lender


                              By:  /s/ Gary C. Wilson_____
                                   Name:  Gary C. Wilson
                                   Title:  Vice President


                              PNC BANK, OHIO, N.A., as a Lender


                              By:  /s/ David F. Knuth_____
                                   Name:  David F. Knuth
                                   Title:  Vice President


                              SOCIETY NATIONAL BANK, as a
                                Lender


                              By:  /s/ Wayne K. Guessford_
                                   Name:  Wayne K. Guessford
                                   Title:  Vice President


                              STAR BANK, N.A., as a Lender


                              By:  /s/ William J. Goodwin_
                                   Name:  William J. Goodwin
                                   Title:  Vice President